Exhibit 4.6

                           EQUITY FINANCING AGREEMENT

                                     Between

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION

                                       And

               THE PURCHASERS LISTED ON SCHEDULE 1 ATTACHED HERETO

                           Dated as of April 21, 1998

                           EQUITY FINANCING AGREEMENT

      THIS EQUITY FINANCING AGREEMENT (this "Agreement") is dated as of April 21, 1998, between AMERICAN INTERNATIONAL PETROLEUM CORPORATION, a Nevada corporation (the "Company"), and the purchasers listed on Schedule 1 attached hereto (each a "Purchaser" and collectively, the "Purchasers").

                                    RECITALS:

      A. The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Purchasers, and the Purchasers shall purchase from the Company, from time to time as provided herein, shares of common stock, par value $. 08 per share, of the Company (the "Common Stock") for an aggregate Purchase Price (as defined herein) of up to $40,000,000.

      B. Such investments will be made in reliance upon the provisions of
Section 4(2) of the United States Securities Act of 1933, as amended (the "Securities Act"), Rule 506 of Regulation D of the Securities and Exchange Commission (the "Commission") promulgated thereunder ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

      NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.

                               Certain Definitions

      "Affiliate" means, with respect to any Person (the "Subject Person"), (i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or any Subsidiary of the Subject Person) which is Controlled by, or is under Control with, a Controlling Person.

      "Average Closing Price" means, as of any date of determination, the average of the closing bid prices of the Common Stock over the five Trading Days preceding (but not including) such date, as reported on the Principal Market by Bloomberg, L.P. or such other reporting service mutually acceptable to the Purchasers and the Company.


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 1

      "Closing" shall mean the consummation of each purchase and sale of Common Stock pursuant to Section 2.1.

      "Closing Date" shall mean, with respect to each purchase and sale of Common Stock pursuant to this Agreement, the third Trading Day following an Optional Purchase Date or a Mandatory Purchase Date, as the case may be, provided all conditions to the Closing have been satisfied; provided, however, that if the Purchasers shall notify the Company by the second Trading Day following such Option Purchase Date or Mandatory Purchase Date that they do not expect to be able to complete their due diligence by such third Trading Day following such Option Purchase Date or Mandatory Purchase Date, the Closing Date shall be the fifth Trading Day following such Optional Purchase Date or Mandatory Purchase Date, as the case may be.

      "Closing Price" means, on any Trading Day, the closing bid price of the Common Stock as reported on the Principal Market by Bloomberg, L. P. or such other reporting service mutually acceptable to the Purchasers and the Company.

      "Closing Warrant(s)" shall have the meaning set forth in Section 2.5.

      "Code" means the Internal Revenue Code of 1986, as amended

      "Control" (including, with the correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

      "Commitment Amount" means $40,000,000 minus the aggregate amount of all Commitment Reductions.

      "Commitment Fee Warrant(s)" shall have the meaning set forth in Section
2.5.

      "Commitment Period" shall mean the period commencing on the Effective Date and expiring on the earlier to occur of (x) the date on which the Purchasers shall have purchased Common Stock pursuant to this Agreement for an aggregate Purchase Price equal to the Commitment Amount, (y) the date this Agreement is terminated or (z) the date occurring two years from the Effective Date; provided that the Commitment Period shall terminate on the Final Registration Date if the Registration Statement is not declared effective by the SEC by the Final Registration Date.

      "Commitment Reduction" means a reduction in the Commitment Amount in accordance with Section 2.5.

      "Condition Satisfaction Date" shall have the meaning set forth in Section 3.2.


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 2

      "Corporate Documents" means, with respect to the Company and each Subsidiary, the Articles of Incorporation, Bylaws or similar organizational documents for such entity.

      "Effective Date" means the date of the execution of this Agreement by all parties.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Final Registration Date" has the meaning set forth in Section 2.5(b).

      "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

      "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any derivative or fraction thereof), defined or regulated as such in or under any Environmental Laws.

      "Intellectual Property" has the meaning set forth in Section 5.20.

      "Investment Amount" shall mean the amount invested by the Purchasers with respect to any Optional Purchase Date or Mandatory Purchase Date, as the case may be, as notified by the Company to the Purchasers in accordance with Section
2.3 hereof.

      "Irrevocable Instructions and Escrow Agreement" means that certain Irrevocable Instructions and Escrow Agreement entered into among the Company, the Purchasers and the Transfer Agent executed contemporaneous herewith in the form of Exhibit F hereto.

      "Lien" means, any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 3
any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

      "Mandatory Purchase Date" means any Trading Day on which the ratio of the Closing Price to the Average Closing Price equals or exceeds 1.2 to 1.0.

      "Mandatory Purchase Notice" shall have the meaning set forth in Section 2.3(b).

      "Material Adverse Effect" means any material adverse effect on the operations, results of operations, properties, assets or condition (financial or otherwise) of the Company or the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

      "Nasdaq Market" means the Nasdaq Stock Market's National Market System.

      "Optional Purchase Date" means the date on which the Company delivers to Purchasers written notice pursuant to Section 2.3(a) hereof of its election to sell Common Stock to the Purchasers under this Agreement, subject to the conditions precedent to Purchasers' obligation to purchase shares of Common Stock hereunder set forth in Section 3.2.

      "Optional Purchase Notice" shall have the meaning set forth in Section 2.3(a).

      "Permits" means all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry on the business of the Company and the Subsidiaries.

      "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

      "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA group for employees of any member of the ERISA group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA group for employees of any Person which was at such time a member of the ERISA group.

      "Principal Market" shall mean the Nasdaq Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

      "Purchase Eligibility Date" means the date which is thirty days following the date that the Registration Statement described in Section 6.17 is declared effective by the SEC.


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 4

      "Purchase Date" means the date of the Company's delivery of an Optional Purchase Notice pursuant to Section 2.3(a) or delivery or deemed delivery of a Mandatory Purchase Notice pursuant to Section 2.3(b).

      "Purchase Notice" means a Mandatory Purchase Notice or Optional Purchase Notice, as applicable.

      "Purchase Price" means, as of any Purchase Date, an amount per share of Common Stock equal to eighty five percent (85%) of the Average Closing Price.

      "Purchased Shares" means any shares of Common Stock purchased or purchasable hereunder, excluding any Warrant Shares.

      "Reduction Notice" shall have the meaning set forth in Section 2.5(a).

      "Registration Rights Agreement" means that certain Registration Rights Agreement entered into among the Company and the Purchasers on the date of execution of this Agreement in the form of Exhibit A hereto pursuant to which the Company shall be obligated to file the Registration Statement.

      "Registration Statement" shall have the meaning set forth in Section 6.17.

      "Sale Event" means the occurrence of any event described in Subclause (i),
(iii), (iv), (v) or (vi) of the definition of Vesting Event.

      "Securities" means the shares of Common Stock issuable hereunder, Warrants and the shares of Common Stock issuable thereunder.

      "Securities Act" shall have the meaning set forth in Recital B hereto.

      "Securities Purchase Agreement" means the Agreement executed contemporaneous herewith between the Company and certain of the Purchasers providing for, among other items, the purchase and sale of the Company's 14% Convertible Notes due in April, 2000.

      "SEC" means the Securities and Exchange Commission.

      "SEC Reports" shall have the meaning set forth in Section 5.7.

      "Subsidiary" means, with respect to any Person, a corporation or other entity of which (x) a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions, is owned, directly or indirectly, by such Person or (y) the results of operations, the assets and the liabilities are required to be consolidated with such Person under GAAP.


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 5

      "Trading Day" shall mean any day during which the Principal Market shall be open for business.

      "Termination Event" shall have the meaning set forth in Section 3.3

      "Transaction Agreements" means this Agreement, the Closing Warrant, Commitment Fee Warrant and the Registration Rights Agreement and any Irrevocable Instructions and Escrow Agreement.

      "Transfer Agent" means Oxford Transfer & Registrar.

      "Vesting Event" means the occurrence of any of the following:

            (i) After the Effective Date, any person or group of persons (within the meanings of Sections 13 and 14 of the Exchange Act and the rules and regulations of the SEC relating to such sections) other than the Purchasers shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the SEC pursuant to the Exchange Act) of 33-1/3% or more of the outstanding shares of Common Stock of Company;

            (ii) Any sale or other disposition (other than by reason of death or disability) to any Person of more than 25,000 shares of Common Stock of Company by any executive officers or directors of Company (including, but not limited to, George Faris, Denis Fitzpatrick and William Tracy) within 10 Trading Days following any Purchase Date;

            (iii) Individuals constituting the Board of Directors of Company on the date hereof (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by vote of at least 50.1% of the directors still in office who are either directors as of the date hereof or whose election or nomination for reelection was previously so approved), cease for any reason to constitute at least 2/3rds of the Board of Directors of the Company then in office;

            (iv) any transfer of all or substantially all of the assets of the Company to any person in a single transaction or a series of related transactions;

            (v) a consolidation, merger or amalgamation of the Company with or into another Person into which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation in the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity);

            (vi) the occurrence of a Registration Default (as defined in the Securities Purchase Agreement) which continues uncured for a period of 45 days;


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 6

            (vii) the occurrence of an uncured Event of Default (as defined in the Securities Purchase Agreement); or

            (viii) the occurrence of a Termination Event.

      "Warrant Redemption Price" shall have the meaning set forth in Section 3.2(n).

      "Warrants" means collectively the Closing Warrants and Commitment Fee Warrants.

      "Warrant Shares" means any shares of Common Stock issued or issuable upon the exercise (in whole or in part) of the Warrants.

                                   ARTICLE II

                        Purchase and Sale of Common Stock

            2.1 Investments.

            (a) Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article III hereof), during the Commitment Period the Company may, on any Optional Purchase Date, and shall, on any Mandatory Purchase Date, issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the number of shares of Common Stock to be sold pursuant to the provisions hereof at the Purchase Price per share determined pursuant to Section 2.2 below.

            (b) The Company may in its sole discretion on any Optional Purchase Date, and must on any Mandatory Purchase Date, sell to the Purchasers the number of shares of Common Stock determined by dividing the Investment Amount by the Purchase Price. In the case of an Optional Purchase Date or a Mandatory Purchase Date, the Investment Amount shall be as determined by the Company and shall be in the minimum amount of $1,000,000 and may be in increments of $100,000 in excess thereof and shall not exceed $5,000,000, subject to the limitations set forth in Section 3.2(m), 3.2(n), 3.2(o) and 3.2(p) and elsewhere in this Agreement.

      2.2 Closing Procedures.

            (a) Closings. On each Closing Date (i) the Company shall cause the Transfer Agent to deliver to the Purchasers one or more certificates, consistent with the Irrevocable Instructions and Escrow Agreement to be delivered pursuant to Section 6.11, representing the number of shares of Common Stock to be purchased by the Purchasers pursuant to Section 2.1 herein, registered in the name of the Purchasers or, at the Purchasers' option, deposit such certificate(s) into such account or accounts previously designated by the Purchasers and (ii) the Purchasers shall deliver to the Transfer Agent such portion of the


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 7

      Investment Amount (less fees and expenses to be offset against such amount pursuant to Section 8.5) by wire transfer of immediately available funds to an account designated by the Transfer Agent on or before the Closing Date, which amounts shall be held in escrow pursuant to the applicable Irrevocable Instructions and Escrow Agreement. In addition, on or prior to each Closing Date, each of the Company and the Purchasers shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to each Transaction Agreement in order to implement and effect the transactions contemplated herein.

            (b) Payment for the Common Stock Purchased by the Purchasers. On the Closing Date, after the Transfer Agent delivers to the Purchasers certificates representing a number of shares of Common Stock determined by dividing the Investment Amount by the Purchase Price (rounded to the next highest number), the Company shall be entitled to receive from the Transfer Agent the Investment Amount (less any fees and expenses offset against such amount pursuant to Section 8.5), each as further provided in the Irrevocable Instructions and Escrow Agreement.

            (c) Allocation Among Purchasers. Upon the receipt of an Optional Purchase Notice or a Mandatory Purchase Notice, the Purchasers shall, within two (2) Trading Days of the receipt thereof, deliver to the Company a notice specifying the allocation among the Purchasers of the shares of Common Stock to be received, and the portion of the Purchase Price to be paid, by each applicable Purchaser on the Closing Date.

      2.3 Mechanics of Exercise.

            (a) Delivery of Optional Purchase Notice. At any time during the Commitment Period following the Purchase Eligibility Date, the Company may deliver written notices to the Purchasers (each such notice hereinafter referred to as an "Optional Purchase Notice") setting forth the Investment Amount, subject to the limitations imposed by Sections 3.2(m), 3.2(n), 3.2(o) and 3.2(p) herein, which the Company intends to sell to the Purchasers. The Company may not deliver an Optional Purchase Notice to the Purchasers (i) prior to the Purchase Eligibility Date, (ii) if the events described in Section 2.4 occur, or (iii) if any of the conditions set forth in Article III are not satisfied. If any of the events described in
      Section 2.4 occur on or after the date on which an Optional Purchase Notice is given, but prior to the closing of the transaction on the Closing Date associated with such Optional Purchase Notice, or if the conditions set forth in Article III are not satisfied, such Optional Purchase Notice shall be null, void and of no further force or effect.

            (b) Delivery of Mandatory Purchase Notice. At any time during the Commitment Period following the Purchase Eligibility Date, the Company shall, on a Mandatory Purchase Date, deliver a written notice to the Purchasers (each such notice hereinafter referred to as a "Mandatory Purchase Notice") setting forth the Investment


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 8

      Amount, subject to the limitations imposed by Sections 3.2(m), 3.2(n), 3.2(o) and 3.2(p) herein, which the Company is required to sell to the Purchasers; provided, however, that in the event the Company fails to deliver a Mandatory Purchase Notice, such notice shall be deemed delivered as of the Mandatory Purchase Date and the Investment Amount shall be deemed to be the maximum dollar amount which the Company could specify at the applicable time in any Optional Purchase Notice. The Company may not deliver, and shall not be deemed to have delivered, a Mandatory Purchase Notice to the Purchasers (i) prior to the Purchase Eligibility Date, (ii) if the events described in Section 2.4 occur, or (iii) if any of the conditions set forth in Article III are not satisfied or waived in the sole discretion of the Purchasers. If any of the events described in
      Section 2.4 occur on or after the date on which an Mandatory Purchase Notice is given, but prior to the closing of the transaction on the Closing Date associated with such Mandatory Purchase Notice, or if the conditions set forth in Article III are not satisfied or waived in the sole discretion of the Purchasers, such Mandatory Purchase Notice shall be null, void and of no further force or effect.

            (c) Date of Delivery of Optional Purchase Notice or Mandatory Purchase Notice. An Optional Purchase Notice shall be deemed delivered on
      (i) the Trading Day it is received by facsimile or otherwise by the Purchasers if such notice is received prior to 5:00 P.M. New York time, or
      (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 5:00 P.M. New York time (in which case the conditions precedent of Article III must be satisfied as of such immediately succeeding Trading Day). A Mandatory Purchase Notice shall be deemed delivered (regardless of whether it is actually delivered) on the Trading Day on which a Mandatory Purchase Date occurs. No Optional Purchase Notice or Mandatory Purchase Notice may be delivered or deemed delivered on a day which is not a Trading Day.

      2.4 Termination or Suspension of Investment Obligation. The Purchasers shall not be required to purchase any shares of Common Stock from the Company on any Closing Date nor may an Optional Purchase Notice or Mandatory Purchase Notice be delivered (or deemed to have been delivered) at any time during the Commitment Period that there shall exist any one or more of the following: (i) the withdrawal of the effectiveness of the Registration Statement, (ii) the Company's failure to satisfy the requirements in Section 3.2, (iii) during the pendency of the due diligence review process specified in Section 3.3, or (iv) any failure or interruption in the full compliance with the Company's covenants provided in Article VI; provided, however that the obligation of the Purchasers to purchase shares of Common Stock shall be terminated (including with respect to a Closing Date which has not yet occurred) in the event that (x) there shall occur any stop order or suspension of the effectiveness of the Registration Statement or any withdrawal of the effectiveness of the Registration Statement for any reason other than as a result of subsequent corporate developments which would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act, or (y) the Company shall at any time fail to comply with the requirements of Section 6.4 (Maintenance of Existence), 6.10 (Reserved Shares and Listings), 6.11 (Irrevocable Instructions),


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 9

6.12 (Maintenance of Reporting Status; Supplemental Information) or 6.13 (Form D; Blue Sky Laws), or Article VII (Legends).

      2.5 Reduction of Commitment; Commitment Fee.

            (a) Reduction of Commitment. The Company may reduce all or a portion of the unused aggregate Commitment Amount at any time during the Commitment Period. Any such reduction shall be in the minimum amount of $5,000,000, with additional increments of $1,000,000 or lesser amount if necessary to reduce all of the unused portion of the Commitment Amount. The reduction of the Commitment Amount shall be effective upon the tenth day following the delivery of written notice to the Purchasers of the Company's intent to reduce the Commitment Amount (the "Reduction Notice").

            (b) Commitment Fee.

                  (i) Closing Warrants. The Company will issue to the Purchasers a warrant exercisable from time to time within five (5) years from the date of issuance (the "Closing Warrants") to purchase 1,595,978 shares of Common Stock at an exercise price of $2.76 per share, subject to adjustment as provided therein. If the Commitment Period expires as a result of the Company's failure to cause the Registration Statement to be declared effective by the SEC within the earlier to occur of (x) 111 days from the Effective Date (y) 90 days following the date of filing of the Registration Statement with the SEC and (z) ten (10) business days after receipt of a "no review" or similar letter from the SEC (the "Final Registration Date"), the number of shares of Common Stock issuable upon the exercise of the Closing Warrant shall be reduced by 75% with remaining terms and conditions of the Closing Warrant being unaffected.

                  (ii) Commitment Fee Warrant. In addition to the Closing
            Warrants, the Company shall issue to the Purchasers warrants exercisable from time to time within five years from the date of issuance (the "Commitment Fee Warrants") to purchase up to 2.0 million shares of Common Stock at an exercise price of $2.76 per share subject to adjustment as provided therein. The Commitment Fee Warrants shall vest as follows: (A) upon any Commitment Reduction, Purchasers' rights shall vest to acquire a number of shares of Common Stock calculated as follows: (x) two (2) million shares of Common Stock multiplied by (y) the quotient of the amount of the Commitment Reduction divided by $40.0 million, and (B) upon the expiration of the Commitment Period or a Vesting Event, Purchasers' rights shall vest to acquire the number of shares of Common Stock calculated as follows: (I) two (2) million shares of Common Stock multiplied by (II) the quotient obtained by dividing any unused portion of the Commitment Amount by $40,000,000. If the Commitment Period expires as a result of the Company's failure to cause the Registration Statement to be


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 10
            declared effective by the SEC by the Final Registration Date, the Commitment Fee Warrant shall be null and void.

                  (iii) Delivery of Warrants; Registration of Warrant Shares.
            The Closing Warrants and Commitment Fee Warrants shall be executed and delivered by the Company to the Purchasers upon the Effective Date in the forms of Exhibit B and Exhibit C, respectively, hereto. The shares of Common Stock to be issued upon exercise of the Closing Warrants or Commitment Fee Warrants shall be registered for resale pursuant to the Registration Statement. The Purchasers shall have the right to transfer among each other, without the written consent or approval of the Company, all or any portion of the Closing Warrants or Commitment Fee Warrants, including, without limitation, transfers to reflect the aggregate prorata portion of the aggregate Purchase Price paid by the Purchasers on each Closing Date. The Company shall, as necessary from time to time, in connection with any such transfers amend the prospectus contained within the Registration Statement to reflect, as selling shareholders thereunder, the number of Warrant Shares issuable to each Purchaser upon exercise of the Closing Warrants or Commitment Fee Warrants.

                                  ARTICLE III.

               Conditions to Delivery of Optional Purchase Notices
            and Mandatory Purchase Notices and Conditions to Closing

      3.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell Common Stock to the Purchasers incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

            (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of the Purchasers shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

            (b) Performance by the Purchasers. The Purchasers shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to such Closing.

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which, in the reasonable opinion of the Company and its legal counsel, prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 11
      have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

      3.2 Conditions Precedent to the Right of the Company to Deliver an Optional Purchase Notice, the Obligation of the Company to Deliver a Mandatory Purchase Notice and the Obligation of the Purchasers to Purchase Common Stock. The right of the Company to deliver an Optional Purchase Notice, the obligation of the Company to deliver a Mandatory Purchase Notice and the obligation of the Purchasers to acquire and pay for Common Stock incident to any Closing is subject to the satisfaction, on the date of delivery of such Optional Purchase Notice or Mandatory Purchase Notice, as applicable, and on the applicable Closing Date (each a "Condition Satisfaction Date") of each of the following conditions.

            (a) First Purchase Date. With respect to the first Optional Purchase Date or Mandatory Purchase Date, as the case may be, the Registration Statement shall have been declared effective by the SEC, and continuously remained effective, for a period of at least thirty (30) days.

            (b) Continued Effectiveness of Registration Statement. The Registration Statement shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Purchasers shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use of the Registration Statement or prospectus shall exist pursuant to the Registration Rights Agreement.

            (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company in the Transaction Agreements shall be true and correct as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date.

            (d) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

            (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely affects any


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 12
      of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

            (f) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the National Association of Securities Dealers, Inc. (the "NASD") and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

            (g) Adverse Changes. Since the date of filing of the Company's most recent SEC Report, (i) no event which had or is reasonably likely to have a Material Adverse Effect has occurred and (ii) neither the Company nor any of its Subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, nor shall they have entered into any material transactions that should be publicly disclosed in a SEC Report under applicable federal and state securities laws.

            (h) Absence of Litigation. No actions, suits or proceedings shall be pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding which has or is reasonably likely to have a Material Adverse Effect.

            (i) Legal Opinions. The Company shall have caused to be delivered to the Purchasers, (i) within five (5) Trading Days of the effective date of the Registration Statement, (ii) as of a date subsequent to the date of the Company's filing of its most recent quarterly report on Form 10-Q (or the date by which such report is required to be filed), (iii) as of a date subsequent to the date on which the Company announces, whether on a preliminary or definitive basis, its fourth quarter or full-year financial results and (iv) to the extent provided by Section 3.3, an opinion of the Company's independent counsel containing the opinions and statements reasonably requested by the Purchasers, addressed to the Purchasers stating, inter alia, that in such counsel's belief the Registration Statement (if applicable, as so amended by such SEC Report) does not contain an untrue statement of material fact or omits a material fact required to make the statements contained therein, not misleading or that the underlying prospectus (if applicable, as so amended or supplemented) does not contain an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances in which they were made, not misleading; provided, however, that in the event that such an opinion cannot be delivered by the Company's independent counsel to the Purchasers, the Company shall promptly revise the Registration Statement and shall not deliver an Optional Purchase Notice or a Mandatory Purchase Notice or, if an Optional Purchase Notice


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 13
      or Mandatory Purchase Notice shall have been delivered in good faith without knowledge by the Company that an opinion of independent counsel can not be delivered as required, postpone such Closing Date for a period of up to five (5) Trading Days until such an opinion is delivered to the Purchasers (or such Closing shall otherwise be canceled). In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant to Section 2.2 shall be the lower of the such Purchase Price as calculated as of the originally scheduled Closing Date and the Purchase Price as of the actual Closing Date. The Company's independent counsel shall also deliver to the Purchasers upon execution of this agreement an opinion in form and substance satisfactory to the Purchasers addressing, among other things, corporate matters and the exemption from registration under the Securities Act of the issuance of the Common Stock by the Company to the Purchasers under this Agreement.

            (j) Accountant's Letter.

                  (i) The Company shall engage the Company's independent
            auditors to perform certain agreed upon procedures and report thereon in accordance with the provisions of Statement on Auditing Standards No. 71 with respect to the Company's quarterly financial information and, upon issuance of such reports, the Company will provide copies thereof to the Purchasers (each, a "Quarterly Review Report"). A copy of each Quarterly Review Report shall be delivered to the Purchasers within five (5) Trading Days of the filing with the SEC of each of the Company's Quarterly Reports on Form 10-Q.

                  (ii) The Company shall engage its independent auditors to
            perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Purchasers with respect to certain financial information contained in the Registration Statement and shall have delivered to the Purchasers, within five
            (5) Trading Days of the effective date of the Registration Statement, a copy of such report addressed to the Company.

                  (iii) In the event that no Quarterly Review Report shall have been delivered by the Company's independent auditors to the Company for more than ninety (90) days since the reporting date to which the previously delivered report relates or the Purchasers shall have requested delivery of such a report to the Company pursuant to
            Section 3.3, the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Purchasers with respect to certain financial information of the Company and the Company shall deliver to the Purchasers a copy of such report. In the event that the report required by this Section 3.2(j) cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and shall not deliver an Optional Purchase Notice


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 14
            or a Mandatory Purchase Notice or, if an Optional Purchase Notice or Mandatory Purchase Notice shall have been delivered in good faith without knowledge by the Company that a report of its independent auditors can not be delivered as required, postpone such Closing Date for a period of up to five (5) Trading Days until such a report is delivered (or such Closing shall otherwise be canceled). In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant to Section 2.2 shall be the lower of such Purchase Price as calculated as of the originally scheduled Closing Date and the Purchase Price as of the actual Closing Date.

            (k) Officer's Certificate. The Company shall have delivered to the Purchasers, on each Closing Date, a certificate in substantially the form and substance of Exhibit D hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as of the date of each such certificate.

            (l) Due Diligence. No dispute between the Company and the Purchasers shall exist pursuant to Section 3.3 as to the adequacy of the disclosure contained in the Registration Statement.

            (m) Limits on Purchases and Sales.

                  (i) Notwithstanding the Purchasers' rights under the Closing
            Warrants and Commitment Fee Warrants, unless the Purchasers deliver a waiver in accordance with the immediately following sentence, in no event shall the Purchasers be entitled to exercise any portion of the Warrants in excess of that portion of the Warrants upon exercise, of which the sum of (i) the number of shares of Common Stock beneficially owned by the Purchasers and their Affiliates (other than shares of Common Stock which may be deemed beneficially owned as a result of the unexercised portion of the Warrants and any other derivative securities convertible into or exchangeable for shares of Common Stock which contain a limitation similar to that set forth in this Section 3.2) and (ii) the number of shares of Common Stock issuable upon exercise of the portion of the Warrants with respect to which this determination is being made, would result in beneficial ownership by the Purchasers and their Affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of this Section 3.2(m), beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulation 13 D-G thereunder In addition, the foregoing limitations shall not apply and shall be of no further force or effect immediately preceding and upon the occurrence of a Sale Event.

                  (ii) Notwithstanding the Company's right to deliver an
            Optional Purchase Notice or obligation to deliver a Mandatory Purchase Notice, unless the Purchasers deliver a waiver in accordance with the immediately following sentence, in no event


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 15
            shall the Company be entitled to deliver any Optional Purchase Notice or Mandatory Purchase Notice in excess of that portion of the Optional Purchase Notice or Mandatory Purchase Notice upon the Closing thereof, of which the sum of (i) the number of shares of Common Stock beneficially owned by the Purchasers and their Affiliates (other than shares of Common Stock which may be deemed beneficially owned as a result of the unexercised portion of the Warrants and any other derivative securities convertible into or exchangeable for shares of Common Stock which contain a limitation similar to that set forth in this Section 3.2), and (ii) the number of shares of Common Stock issuable in connection with the Closing to which this determination is being made, would result in beneficial ownership by the Purchasers and their Affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of this
            Section 3.2(m), beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulation 13D-G thereunder. In addition, the foregoing limitations shall not apply and shall be of no force or effect immediately preceding and upon the occurrence of a Sale Event.

            (n) Principal Market Limitations. In no event shall the Company issue more than 19.9% of the then issued and outstanding shares of Common Stock of Company hereunder or under the Warrants as of the applicable date of determination, or such greater number of shares as the Shareholders of the Company may have previously approved pursuant to this Section 3.2(n) (the "Nasdaq Share Limit"), unless the Company shall have obtained Shareholder Approval (as defined below) or a waiver of such requirement by the Nasdaq Market. As used herein, "Shareholder Approval" means approval by the shareholders of the Company in accordance with Rule 4460(i) of the rules of the Nasdaq Market. Once the Nasdaq Share Limit has been reached, unless the Company shall have obtained Shareholder Approval to issue shares of Common Stock in excess of the Nasdaq Share Limit (in which case the increased amount shall be the new "Nasdaq Share Limit") or a waiver of such requirement by the Nasdaq Stock Market within 90 days thereafter, the Company shall (unless waived in writing by the Purchasers) be deemed to have delivered to the Purchasers a Reduction Notice to reduce the unused Commitment Amount to zero, and the Closing Warrant and the Commitment Fee Warrant (to the extent vested, as determined following the actual or deemed delivery of such Reduction Notice) shall be redeemed at the Warrant Redemption Price (as defined below). As used herein, the term "Warrant Redemption Price" shall mean the greater of (x) the appraised value of each Warrant on the date they are called for redemption (determined with reference to the "Black Scholes" or similar option pricing model) and (y) the product of the excess of (i) the Closing Price of the Common Stock on the date that the Closing Warrants and Commitment Fee Warrants are redeemed over (ii) the exercise price of the Closing Warrants and Commitment Fee Warrants.

            (o) Maximum Purchase Limitations. In no event shall the Investment Amount attributable to any Optional Purchase Notice or Mandatory Purchase Notice exceed the lesser of (i) $5 million or (ii) 200% of the average daily Market Trading Value calculated for the


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 16
      twenty (20) trading days ending on the Trading Day immediately preceding the date of a Purchase Notice. As used herein, the term "Market Trading Value" means, with respect to any Trading Day, the product of the reported trading volume of the Common Stock on the Principal Market on any such day, multiplied by the Closing Price of the Common Stock on such day.

            (p) Timing Between Purchases. The Company shall not deliver any Optional Purchase Notice, or be deemed to have delivered any Mandatory Purchase Notice, within twenty (20) Trading Days following the preceding Closing Date.

            (q) Closing Price. The Closing Price of the Common Stock on the date of the delivery (or deemed delivery) of a Purchase Notice must equal or exceed the Average Closing Price of the Common Stock calculated as of such date.

            (r) Irrevocable Instructions and Escrow Agreement. The Company shall have delivered to the Purchasers, on or before the date of delivery of any Purchase Notice, the Irrevocable Instructions and Escrow Agreement executed by the Company and Transfer Agent with regard to the purchase contemplated by the Purchase Notice.

      3.3 Due Diligence Review. The Company shall make available for inspection and review by the Purchasers, advisors to and representatives of the Purchasers (who may or may not be affiliated with the Purchasers and who are reasonably acceptable to the Company), and any underwriter participating in any disposition of Common Stock on behalf of the Purchasers pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Reports and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Purchasers or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Purchasers and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

      The Company shall not disclose non-public information to the Purchasers or advisors to or representatives of the Purchasers unless, prior to disclosure of such information, the Company identifies such information as being non-public information and provides the Purchasers, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Purchasers' advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Purchasers.


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 17

      Nothing herein shall require the Company to disclose non-public information to the Purchasers, their advisors or representatives, and the Company represents that it does not disseminate non-public information to any Purchasers who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Purchasers and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 3.3 shall be construed to mean that such persons or entities other than the Purchasers (without the written consent of the Purchasers prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading; provided, however, that in no event shall the Purchasers' advisors or representatives disclose to the Purchasers the nature of the specific event or circumstances constituting any non-public information discovered by such advisors or representatives in the course of their due diligence (without the written consent of the Purchasers prior to disclosure of such information). The Purchasers' advisors or representatives shall make complete disclosure to the Purchasers' independent counsel of all events or circumstances constituting non-public information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading. Upon receipt of such disclosure, the Purchasers' independent counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto. In the event after such consultation the Purchasers' independent counsel believes that the Registration Statement contains an untrue statement or a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, (x) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Purchasers, as promptly as practicable with copies of the Registration Statement and related prospectus, as so amended,
(y) if the Company disputes the existence of any such material misstatement or omission, (i) the Company's independent counsel shall provide the Purchasers' independent counsel with an opinion stating that nothing has come to their attention that


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 18
would lead them to believe that the Registration Statement or the related prospectus, as of the date of such opinion contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or the related prospectus or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading and (ii) in the event the dispute relates to the adequacy of financial disclosure, and at the reasonable request of the Purchasers, the Company's independent auditors shall provide to the Company a letter outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Purchasers and the Company shall provide the Purchasers with a copy of such letter, or (z) if the Company disputes the existence of any such material misstatement or omission, and the dispute relates to the timing of disclosure of a material event and the Company's independent counsel is unable to provide the opinion referenced in clause (y) above to the Purchasers, then this Agreement shall be suspended for a period of up to thirty (30) days, at the end of which, if the dispute still exists between the Company's independent counsel and the Purchasers' independent counsel, the Company shall either (i) amend the Registration Statement as provided above, (ii) provide to the Purchasers the opinion of the Company's independent counsel and a copy of the letter of the Company's independent auditors referenced above, or (iii) this Agreement shall be suspended for an additional period of up to thirty (30) days; provided, however, that at the end of such additional thirty (30) day period, if the dispute still exists between the Company's independent counsel and the Purchasers' independent counsel, either (i) the Company shall amend the Registration Statement as provided above, (ii) the Company shall provide the Company's independent counsel opinion referenced above, or (iii) the obligation of the Purchasers to purchase shares of Common Stock pursuant to this Agreement shall terminate (the "Termination Event").

                                   ARTICLE IV.

                Representations and Warranties of the Purchasers

      Each Purchaser severally represents and warrants to the Company that:

      4.1 Intent. The Purchaser is entering into this Agreement for its own account and the Purchaser has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Purchaser does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

      4.2 Sophisticated Investors. The Purchaser is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and the Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Purchaser acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 19

      4.3 Authority. This Agreement has been duly authorized and validly executed and delivered by the Purchaser and is a valid and binding agreement of the Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      4.4 No Brokers. The Purchaser has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

      4.5 Not an Affiliate. The Purchaser is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

      4.6 Organization and Standing. The Purchaser is duly organized, validly existing, and in good standing under the laws of its state or country of organization.

      4.7 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Purchaser, or the provision of any indenture, instrument or agreement to which Purchaser is a party or is subject, or by which Purchaser or any of its assets are bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Purchaser to any third party, or require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which such Purchaser is subject or to which any of its assets, operations or management may be subject.

      4.8 Disclosure; Access to Information. The Purchaser has received all documents, records, books and other information pertaining to Purchaser's investment in the Company that have been requested by the Purchaser. Purchaser further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Exchange Act and Purchaser has reviewed or received copies of any such reports that have been requested by it.

      4.9 Manner of Sale. At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                   ARTICLE V.

                  Representations and Warranties of the Company

      The Company represents and warrants to the Purchasers that:


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 20

       5. 1.Organization and Qualification. The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule
5.1 sets forth a list of all Subsidiaries and the country or jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect.

      5.2 Authorization and Execution.

            (a) The Company has all requisite corporate power and authority to enter into and perform each Transaction Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof.

            (b) The execution, delivery and performance by the Company of each Transaction Agreement and the issuance by the Company of the Securities have been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its shareholders is required.

            (c) This Agreement has been duly executed and delivered by the Company.

            (d) This Agreement constitutes, and upon execution and delivery thereof by the Company, each of the other Transaction Agreements will constitute, a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its respective terms.

      5.3 Capitalization. As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth on Schedule 5.3 hereto and no other shares of capital stock of the Company will be outstanding as of the Closing Date. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth on Schedule 5.3 hereto, as of the date hereof,
(i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries are obligated to register the sale of any of its or their securities under the


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 21

Securities Act (except pursuant to the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Purchased Shares, the Warrants or the Warrant Shares. The Company has furnished to Purchasers true and correct copies of the Company's Corporate Documents, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

      5.4 Governmental Authorization. The execution and delivery by the Company of the Transaction Agreements does not and will not, the issuance and sale by the Company of the Securities does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the initial Closing Date, (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect, (c) listing applications ("Listing Applications") to be filed with the Nasdaq Market relating to the shares of Common Stock issuable hereunder or upon the exercise of the Warrants, and (d) the filing of a "Form D" as described in Section 6.13 below.

      5.5 Issuance of Shares. Upon the issuance of shares of Common Stock either pursuant to a Purchase Notice or upon the exercise of the Warrants in accordance with the terms thereof and (assuming the payment of the exercise price set forth in the Warrants), such shares of Common Stock shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any taxes, liens and charges with respect to issuance and shall not be subject to preemptive rights or similar rights of any other stockholders of the Company. Assuming the representations and warranties of the Purchasers herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable U.S. federal and state securities laws. The Company understands and acknowledges that, in certain circumstances, the issuance of shares of Common Stock either pursuant to a Purchase Notice or upon the exercise of the Warrants could dilute the ownership interests of other stockholders of the Company. The Company further acknowledges that its obligation to issue shares of Common Stock hereunder and Warrant Shares upon exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

      5.6 No Conflicts. The execution and delivery by the Company of the Transaction Agreements to which it is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company Corporate Documents, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any lien


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 22
on any asset of the Company or any Subsidiary. The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except where such failure would not have a Material Adverse Effect.

      5.7 Financial Information and SEC Reports. Since January 1, 1996, the Company has timely filed all forms, reports and documents with the SEC required to be filed by it under the Exchange Act through the date hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being referred to herein collectively as the "SEC Reports"). The Company has not provided to the Purchasers any information which, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company which has not been so disclosed. The Company has delivered to each Purchaser true and complete copies of the SEC Reports, except for such exhibits and incorporated documents. Such SEC Reports, at the time filed, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC hereunder applicable to such SEC Reports. None of the SEC Reports, including without limitation, any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company's business, properties, results of operations, condition (financial or otherwise) or prospects since the date of the Company's most recent Report on Form 10-K for the year ended December 31, 1997 which have not been disclosed in the Company's SEC Reports or to the Purchasers in writing. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries contained in the SEC Reports, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (ii) have been prepared in accordance with GAAP consistently applied through-out the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements fairly present the financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against and all debts and liabilities of the Company and its Subsidiaries, fixed or contingent. Since December 31, 1997 (the "Balance Sheet Date"), except as disclosed in the SEC Reports, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 23
prospects, of the Company and its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its Subsidiaries except in the ordinary course of business and (z) no event or circumstance with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Reports.

      5.8 Litigation. Except as set forth in the SEC Reports, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or which challenges the validity of any Transaction Agreements.

      5.9 Compliance with ERISA and other Benefit Plans.

            (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

            (b) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the "Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

            (c) No Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 24

      Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws. "ERISA Group" means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

      5.10 Environmental Matters. The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

      5.11 Taxes. All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes or other governmental charges have been established in accordance with GAAP.

      5.12 Investments, Joint Ventures. Other than as set forth on Schedule 5.12, the Company has no Subsidiaries or other direct or indirect investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement.

      5.13 Not an Investment Company. Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      5.14 Full Disclosure. The information heretofore furnished by the Company to the Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company or any Subsidiary to the Purchasers will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

      5.15 No Solicitation; No Integration with Other Offerings. No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Securities. Neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than the Purchasers)


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 25
any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to the Purchasers and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the Securities Act. The issuance of the Securities to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the Nasdaq Market.

      5.16 Permits. (a) Each of the Company and its Subsidiaries has all material Permits; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

      5.17 Leases. Except as disclosed on Schedule 5.17 hereto, neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $100,000 or to any operating lease with an aggregate annual rental greater than $100,000 during the life of such lease.

      5.18 Absence of Any Undisclosed Liabilities or Capital Calls. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to
Section 5.7 hereof and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

      5.19 Public Utility Holding Company. Neither the Company nor any Subsidiary is, or will be upon the issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Transaction Agreement.

      5.20 Intellectual Property Rights. Each of the Company and its Subsidiaries owns, or is licensed under, and has the rights to use, all material patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, "Intellectual Property") used in, or necessary for the conduct of its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of the Company's and its Subsidiaries' knowledge, there is


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 26
no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries will not infringe upon the rights of any Person.

      5.21 Insurance. The Company and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance in at least such amounts and against such risks such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.

      5.22 Title to Properties. The Company and its Subsidiaries have good and marketable title to all their respective properties reflected on the financial statements referred to in Section 5.7, free and clear of all Liens, other than Liens set forth on Schedule 5.22.

      5.23 Eligibility to Use Form S-3. As of the date hereof, the Company meets the "registrant eligibility" requirements set forth in the general instructions applicable to registration statements on Form S-3 covering the resale of the Securities.

      5.24 Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      5.25 "Year 2000" Compliance

            (a) Computer and Other Systems. All software programs and computer hardware that are owned, leased or licensed by the Company and each Subsidiary, or used by third parties on behalf of the Company and each Subsidiary ("Computer Systems"), are designated to be used prior to, during and after the calendar year 2000 A.D., including leap years; (b) all other operational systems that use software or equipment that are owned, leased, or licensed by the Company and each Subsidiary, or used by third parties on behalf of the Company and each Subsidiary ("Other Systems"), are designated to be used prior to, during and after the calendar year 2000 A.D., including leap years; (c) the Computer Systems and Other Systems will properly operate during each such period without error or degradation of performance caused by a lack of Year 2000 Capabilities, and (d) the Computer Systems and Other Systems will properly operate during each such period without requiring intervention or modification to Date Data.

            (b) Capabilities of Suppliers, Vendors and Landlords. To the best of the Company's knowledge after specific inquiry of all of its material suppliers, vendors and


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 27
      landlords, the Company and each Subsidiary will not suffer a loss from interruption or cessation of business operations, in whole or in part, as a result of such suppliers, vendors or landlords failing to provide materials, labor, supplies or access to leased space for the operation of the Company and each Subsidiary as a result of such suppliers or vendors not having Year 2000 Capabilities.

            (c) For purposes of this Agreement, (x) "Year 2000 Capabilities" means the ability to: (i) manage and manipulate data involving dates, including single century formulas and multi-century formulas, in a manner that will not cause an abnormally ending scenario or generate incorrect values or invalid results involving such dates, (ii) include the indication of proper century dates in all date-related user interface functions and date fields, and (iii) operate with proper century dates in date-related software or hardware interface functions and (y) "Date Data" means any existing data or input of data which includes an indication of or reference to date.

      5.26 Foreign Practices. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payments of funds of the Company or any Subsidiary, or received or retained any funds, in each case (x) in violation of any law, rule or regulation or (y) of a character required to be disclosed by the Company in any of the SEC Reports.

      5.27 Future Outside Capital. Attached hereto as Schedule 5.27 is a copy of the Company's Budget (the "Budget"), detailing the proposed use of the proceeds
(a) obtained or to be obtained pursuant to this Agreement and (b) obtained or to be obtained pursuant to the Securities Purchase Agreement. The Budget has not been materially altered since the date listed therein. As of the date hereof, and for a period of twenty-four (24) months from the date hereof, based on the Budget, the Company will have no further need for outside capital other than (i) the Investment Amounts to be paid by the Purchasers for up to the Commitment Amount hereunder, (ii) non-recourse financings for specific projects not expected to exceed $20,000,000 in the aggregate as contemplated by the Budget and (iii) amounts received pursuant to the issuance of the Convertible Notes under the Securities Purchase Agreement.

      5.28 Company Status. The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the Nasdaq National Market.

      5.29 Market Stabilization Period. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 28

                                   ARTICLE VI

                            Covenants of the Company

      The Company hereby agrees that, during the Commitment Period (except for Sections 6.1(a) and (d), 6.10, 6.11, 6.12 and 6.13, which shall apply for so long as any Warrants remain outstanding) and for the benefit of the Purchasers:

      6.1 Information. The Company will deliver to Purchasers:

            (a) promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and (ii) all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company or any Subsidiary has filed with the Commission;

            (b) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

            (c) notice promptly upon the occurrence of any event by which the Reserved Amount becomes less than the sum of (i) maximum number of shares of Common Stock issuable hereunder and (ii) the maximum number of Warrant Shares issuable pursuant to the Transaction Agreements; and

            (d) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any Subsidiary is a party in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought or which the Company is required to disclose in its SEC Reports.

      6.2 Payment of Obligations. The Company will, and will cause each Subsidiary to, pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

      6.3 Maintenance of Property; Insurance. The Company will, and will cause each Subsidiary to, keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. In addition, the Company and each Subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the Effective Date.


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 29

      6.4 Maintenance of Existence. The Company will, and will cause each Subsidiary to, continue, to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

      6.5 Compliance with Laws. The Company will, and will cause each Subsidiary to, comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.

      6.6 Inspection of Property, Books and Records. The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, during normal business hours, representatives of the Purchasers to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants (and by this provision the Company authorizes its independent public accountants to disclose and discuss with the Purchasers the affairs, finances and accounts of the Company and its Subsidiaries) all at such reasonable times.

      6.7 Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

      6.8 Use of Proceeds. The proceeds from the issuance and sale of the Purchased Shares by the Company pursuant to this Agreement shall be used to finance the Company's expansion efforts in Kazakstan and Russia and for other working capital purposes as described in the Budget. None of the proceeds from the issuance and sale of the Purchased Shares by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

      6.9 Compliance with Terms and Conditions of Material Contracts. The Company will, and will cause each Subsidiary to, comply, in all respects, with all terms and conditions of all material contracts to which it is subject.

      6.10 Reserved Shares and Listings.


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 30

            (a) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full issuance of the shares contemplated hereunder (based on the Purchase Price in effect from time to time) and the exercise in full of the Warrants and the issuance of the Warrant Shares (based on the exercise price of the Warrants) (collectively, the "Reserved Amount"). The Company shall not reduce the Reserved Amount without the prior written consent of each Purchaser. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Purchased Shares issuable hereunder and upon exercise of the Warrants, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, either (x) calling a special meeting of shareholders to authorize additional shares, in the case of an insufficient number of authorized shares, or (y) in lieu thereof, delivering to the Purchasers a Reduction Notice specifying a Reduction Amount equal to the aggregate unused Commitment Amount and consummating the immediate repurchase of the Warrants at the Warrant Redemption Price (the delivery of which Reduction Notice shall be deemed to have occurred pursuant to this clause (y) if the Company does not commence any necessary corporate action within 15 days of the date of the occurrence of such condition.)

            (b) The Company shall promptly file the Listing Applications and secure the listing of the Purchased Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Purchased Shares and Warrant Shares from time to time issuable hereunder or upon the exercise of the Warrants. The Company will obtain and maintain the listing and trading of its Common Stock on the Nasdaq Market, the Nasdaq SmallCap Market, the New York Stock Exchange, Inc., or the American Stock Exchange Inc. , and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD") and such exchanges, as applicable. The Company shall promptly provide to each Purchaser copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on the Nasdaq Market.

      6.11 Irrevocable Instructions. On or before each Purchase Date or date of Purchaser's delivery of notice to the Company of the exercise of a Warrant, the Company (a) shall immediately issue irrevocable instructions to the Transfer Agent to issue certificates, registered in the name of each Purchaser or its nominee as designated by the Purchasers, for the Purchased Shares or Warrant Shares, as applicable, in such amounts as specified from time to time by each Purchaser to the Company upon the payment of the Purchase Price or the exercise price of the Warrants and (b) deliver to the Purchasers a copy of the Irrevocable Instructions and Escrow Agreement in the form attached hereto as Exhibit E executed by the Transfer Agent and the Company with regard to the Purchased Shares or Warrant Shares, as applicable. Upon the purchase of any Purchased Shares hereunder or exercise of any Warrants in accordance with their terms, the Company will, and will


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 31
use its best lawful efforts to cause its transfer agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Purchaser. As long as the Registration Statement contemplated by the Registration Rights Agreement shall remain effective, the shares of Common Stock issuable hereunder upon the exercise of any Warrants shall be issued to any transferee of such shares from a Purchaser without any restrictive legend. The Company further warrants and agrees that no instructions other than the instructions contained herein or in the Irrevocable Instructions and Escrow Agreement have been or will be given to the Transfer Agent. Nothing in this Section 6.11 shall affect in any way a Purchaser's obligation to comply with all securities laws applicable to such Purchaser upon resale of such shares of Common Stock, including any prospectus delivery requirements.

      6.12 Maintenance of Reporting Status; Supplemental Information. So long as any of the Securities are outstanding, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at anytime the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

      6.13 Form D; Blue Sky Laws. The Company agrees to file a "Form D" with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the initial Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser on or prior to the initial Closing Date.

      6.14 Restrictions on Equity Financings. For a period of ninety (90) days following the last to occur of (a) the Effective Date, (b) the last Purchase Date hereunder, and (c) the end of the Commitment Term, the Company will not (i) sell or offer to sell any of its securities other than those securities that are issuable under or pursuant to the Securities Purchase Agreement or stock option plans, warrants or other rights programs in existence as of the Effective Date and which are identified on Schedule 6.14, or (ii) grant registration rights to any holder of the Company's securities other than securities held by the Purchasers.

      6.15 Shareholder Restrictions. Attached hereto as Schedule 6.15 is a list of all executive officers and directors of the Company. Each of George Faris, Denis Fitzpatrick, William Tracy and the Company's other executive offices and directors each covenant and agree that he will not (and the Company agrees to use its best efforts to ensure that such persons will not) directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of (a "disposition")


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 32
more than an aggregate of 25,000 shares of Common Stock legally or beneficially owned by them for a period of ten (10) Trading Days following each Purchase Date. The Company shall obtain the agreement of each executive officer and director of the Company within thirty (30) days of the date hereof to the restriction set forth in this Section 6.15, other than George Faris, Denis Fitzpatrick and William Tracy, each of whom have agreed to this restriction on the date hereof by countersignature to this Agreement.

      6.16 Allowance of Certain Securities Offering. Notwithstanding the restrictions set forth in Sections 6.14 and 6.15 above, the Company shall have the right to pursue the following equity transactions: (a) an equity financing (other than an unwritten offering), upon the consummation of which the Company reduces the Commitment Amount to zero, pays all related fees and expenses and redeems the Warrants at the Warrant Redemption Price, or (b) an underwritten offering of the Common Stock, so long as such offering includes shares of Common Stock to be received by the Purchasers hereunder, upon the exercise of the Closing Warrant or Commitment Fee Warrant. Immediately prior to any such underwritten public offering, the Company shall either reduce the Commitment Amount to zero or draw down any remaining Commitment Amount (subject to the Purchasers' prior written consent if the amount of such draw would exceed the maximum amount otherwise permitted to be drawn hereunder). If the Company fails to affirmatively exercise either such option, the Company shall be deemed to have elected to have reduced the Commitment Amount as set forth above.

      6.17 Registration Rights.

            (a) The Company shall file within twenty-one (21) days of the date hereof with the SEC a registration statement on Form S-3 (the "Registration Statement") for the registration of the resale by the Purchasers of Common Stock both (i) to be acquired pursuant to this Agreement and (ii) to be issued upon exercise of the Closing Warrant or Commitment Fee Warrant, in each case under the Securities Act, and shall use its best lawful efforts to cause such Registration Statement to have been declared effective by the SEC on or prior to the Final Registration Date.

            (b) The Registration Rights Agreement shall remain in full force and effect and the Company shall comply in all respects with the terms thereof, and the Company shall take all actions reasonably necessary to amend or supplement the prospectus forming a part of the Registration Statement such that such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 33

      6.18 Blackout Period. The Company will immediately notify the Purchasers upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus, (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate; and the Company will promptly make available to the Purchasers any such supplement or amendment to the related prospectus. The Company shall not deliver to the Purchasers any Optional Purchase Notice or Mandatory Purchase Notice during the continuation of any of the foregoing events.

      6.19 Expectations Regarding Optional Purchase Notices and Mandatory Purchase Notices. Within 10 days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes to notify the Purchasers as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Optional Purchase Notices and Mandatory Purchase Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Optional Purchase Notices or Mandatory Purchase Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Purchasers at any time as to its reasonable expectations with respect to the current calendar quarter.

      6.20 Stabilization Actions. Neither the Company nor any of its directors, officers or controlling persons shall, directly or indirectly, take any action intended, or which might reasonably be expected, to cause a result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

                                   ARTICLE VII


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 34

                                     Legends

      7.1 Legends. Each of the Closing Warrant and the Commitment Fee Warrant and, unless otherwise provided below, the Common Stock will bear the following legend (the "Legend"):

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock coterminous with the Company's appointment of any such substitute or replacement transfer agent) irrevocable instructions as set forth in the Irrevocable Instructions and Escrow Agreement. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Common Stock by the Purchasers to issue certificates evidencing Common Stock free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Purchasers:

            (a) At any time after the effective date of the registration statement (provided that such registration statement shall then be effective): (i) incident to any Closing or other issuance of shares of Common Stock, (ii) incident to the exercise of either the Closing Warrant or the Commitment Fee Warrant; or (iii) upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that in connection with such event the Purchasers confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party which is not an affiliate of the Company; and

            (b) At any time upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 35
      issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Purchasers has a bona fide intention to dispose of such Common Stock pursuant to Rule 144 under the Securities Act or is otherwise permitted to dispose thereof without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act; or (ii) the Purchasers has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradable securities; provided that in connection with the event described in clause (i), the transfer agent shall be entitled to receive an opinion of counsel to the Purchasers that in such circumstances the Legend may be removed and that the transferee (provided that such transferee is not an affiliate of the Company) shall be entitled to hold freely tradable securities.

      7.2 No Other Legend or Stock Transfer Restrictions. No Legend has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VII.

      7.3 Purchasers' Compliance. Nothing in this Article VII shall affect in any way the Purchasers' s obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                  ARTICLE VIII

                                  Miscellaneous

      8.1 Notices. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

      8.2 No Waivers; Amendments.

            (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 36

            (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Purchasers.

      8.3 Indemnification.

            (a) Indemnification of Purchasers. The Company agrees to indemnify and hold harmless the Purchasers and each person, if any, who controls the Purchasers within the meaning of Section 15 of the Securities Act or
      Section 20 of the Exchange Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any prospectus, or in any offering circular or other document, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8.3(c) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expenses whatsoever, as incurred
            (including the fees and disbursements of counsel chosen by the Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Purchasers expressly for use in the Registration Statement (or any amendment


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 37
thereto), including any prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable.

            (b) Action against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of his indemnity agreement. Counsel to the indemnified parties shall be selected by the Purchasers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnifies parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry or any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8.4 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation , investigation proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an any indemnified party.

            (c) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8.3(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      8.4 Contribution. If the indemnification provided for in Section 8.3 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 38
benefits received by the Company on the one hand and the Purchasers on the other hand from the offering of the Common Stock pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the Purchasers on the other hand in connection with the offering of the Common Stock pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Stock pursuant to this Agreement (before deducting expenses) received by the Company and the total net proceeds received by the Purchasers (before deducting expenses) bear to the aggregate public offering price.

      The relative fault of the Company on the one hand and the Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined on a pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 8.4, the Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Stock purchased by it and resold to the public exceeds the amount of any damages which the Purchasers have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 39

      For purposes of this Section 8.4, each person, if any, who controls the Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

      8.5 Expenses; Documentary Taxes. The Company shall be responsible for the Purchasers' costs and expenses (including legal fees) incurred in entering into this Agreement, which amount shall be paid upon the Effective Date, as well as the Purchasers' costs and expenses (including legal fees) incurred in connection with the performance of its initial due diligence activities relating to effectiveness of the Registration Statement. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any other agreement executed in connection herewith or the issuance of the Securities to the Purchasers, excluding their assigns.

      8.6 Successors and Assigns. This Agreement shall be binding upon the Company and upon the Purchasers and their respective successors and assigns; provided that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Purchasers. All provisions hereunder purporting to give rights to Purchasers and their affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

      8.7 Brokers. Except for a cash fee of one percent (1%) of the aggregate Purchase Price paid at each Closing payable by the Company to LKB Financial, L.L.C, the Company represents and warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company or the Purchasers in connection with the sale of the Securities.

      8.8 New York Law; Submission to Jurisdiction; Waiver of Jury Trial; Appointment of Agent. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 40

AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      8.9 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. The indemnity agreements contained in Section 8.3 hereof shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or of the Commitment Period, (ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Common Stock. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

      8.10 Counterparts. This Agreement may be executed by telecopy signature and in any number of counterparts each of which shall be an original with the same effect as if the signatures there to and hereto were upon the same instrument.


                           [Signature Page Follows]


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 41

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized offices as of the date hereof.

                                    AMERICAN INTERNATIONAL
                                    PETROLEUM CORPORATION

                                    By:_______________________________

                                    Name:_____________________________

                                    Title:____________________________

                                    Address:    444 Madison Avenue
                                    New York, New York 10022
                                    Fax:  (212) 688-6657
                                    Attn:  George Faris


                                    INFINITY INVESTORS LIMITED

                                    By:_______________________________

                                    Name:_____________________________

                                    Title:____________________________

                                    Address:    38 Hertford Street
                                                London, England W1Y 7TG
                                    Fax:        011-33-171-355-4975
                                    Attn:       J. A. Loughran

      With copy to:                 HW Partners, L.P.
                                    1601 Elm Street
                                    4000 Thanksgiving Tower
                                    Dallas, Texas 75201
                                    Telephone:  (214) 720-1600
                                    Fax:  (214) 720-1667
                                    Attn.:  Stuart Chasanoff, Esq.


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 42

                                    INFINITY EMERGING
                                    OPPORTUNITIES LIMITED

                                    By:_______________________________

                                    Name:_____________________________

                                    Title:____________________________

                                    Address:    38 Hertford Street
                                                London, England  W1Y 7TG
                                    Fax:        011-44-171-355-4975
                                    Attn:       J. A. Loughran

      With a copy to:               HW Partners, L.P.
                                    1601 Elm Street
                                    4000 Thanksgiving Tower
                                    Dallas, Texas 75201
                                    Telephone:  (214) 720-1600
                                    Fax:  (214) 720-1667
                                    Attn.:  Stuart Chasanoff, Esq.

                                    SUMMIT CAPITAL LIMITED

                                    By:_______________________________

                                    Name:_____________________________

                                    Title:____________________________

                                    Address:    38 Hertford Street
                                                London, England  W1Y 7TG
                                    Fax:        011-44-171-355-4975
                                    Attn:       J. A. Loughran

      With a copy to:               HW Partners, L.P.
                                    1601 Elm Street
                                    4000 Thanksgiving Tower
                                    Dallas, Texas 75201
                                    Telephone:  (214) 720-1600
                                    Fax:  (214) 720-1667
                                    Attn.:  Stuart Chasanoff, Esq.


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 43

                                    GLACIER CAPITAL LIMITED

                                    By:_______________________________

                                    Name:_____________________________

                                    Title:____________________________

                                    Address:    38 Hertford Street
                                                London, England  W1Y 7TG
                                    Fax:        011-44-171-355-4975
                                    Attn:       J. A. Loughran

      With a copy to:               HW Partners, L.P.
                                    1601 Elm Street
                                    4000 Thanksgiving Tower
                                    Dallas, Texas 75201
                                    Telephone:  (214) 720-1600
                                    Fax:  (214) 720-1667
                                    Attn.:  Stuart Chasanoff, Esq.


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 44

                       ACKNOWLEDGMENT OF SECTION  6.15

      The undersigned persons hereby acknowledge Section 6.15 of this Agreement and agree to be bound by the restrictions imposed by such Section in their individual capacities.


                                    _____________________________________
                                    Dennis Fitzpatrick


                                    _____________________________________
                                    George Faris


                                    _____________________________________
                                    William Tracy


--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 45

Exhibits:
---------

A     Registration Rights Agreement
B     Closing Warrant
C     Contingent Fee Warrant
D     Legal Opinion
E     Certificate of Compliance
F     Irrevocable Instructions


Schedules:
----------





--------------------------------------------------------------------------------
EQUITY FINANCING AGREEMENT - Page 46